Exhibit 4.3

SECOND SUPPLEMENTAL INDENTURE

Second Supplemental Indenture (this “Second Supplemental Indenture”), dated as of March 20, 2012, among Trans Union LLC, a Delaware limited liability company (“Trans Union LLC”), TransUnion Financing Corporation, a Delaware corporation (“Co-Issuer”, and together with Trans Union LLC, the “Issuers”), TransUnion Corp., a Delaware corporation (“Parent”), the Subsidiary Guarantors (as defined in the Indenture referred to below and together with Parent, the “Note Guarantors”) listed on the signature pages hereto and Wells Fargo Bank, National Association, as Trustee (as defined in the Indenture).

W I T N E S S E T H

WHEREAS, the Issuers and the Note Guarantors have heretofore executed and delivered to the Trustee an indenture, as supplemented from time to time (the “Indenture”), dated as of June 15, 2010, providing for the issuance of an unlimited aggregate principal amount of 11 3/8% Senior Notes due 2018 (the “Notes”);

WHEREAS, the Issuers and the Note Guarantors have heretofore executed and delivered to the Trustee a supplemental indenture (the “First Supplemental Indenture”), dated as of February 27, 2012, for the purpose of modifying the definition of “Investors” to allow the Advent Investors and the GS Investors to jointly acquire 100% of the voting power of the common stock (the “Merger”) of Parent, without triggering a Change in Control, and to modify the definitions of “Investors” and “Permitted Holders” to provide that the pre-Merger Investors and Continuing Shareholders will not constitute Permitted Holders following the consummation of the Merger for purposes of determining whether or not a Change of Control has occurred (the “Amendment”);

WHEREAS, the Issuers solicited and received consents, upon the terms and subject to the conditions set forth in the Consent Solicitation Statement dated February 17, 2012 (the “Consent Solicitation Statement”), from Holders representing at least a majority in aggregate principal amount of its outstanding Notes to enter into a supplemental indenture effecting the substance of the Amendment;

WHEREAS the Issuers desire to execute this Second Supplemental Indenture to correct a typographical error in the definition of “Investors” contained in the First Supplemental Indenture and effect the substance of the Amendment approved by the Holders in connection with the Consent Solicitation Statement;

WHEREAS, the Issuers have requested the Trustee to execute this Second Supplemental Indenture pursuant to Section 9.06 of the Indenture;

WHEREAS, Section 9.01(1) of the Indenture provides that the Issuers, any Note Guarantor and the Trustee may amend or supplement the Indenture without the consent of any Holder (as defined in the Indenture) to cure any ambiguity, omission, mistake, defect or inconsistency;

WHEREAS, Section 9.02 of the Indenture provides that it is not necessary to obtain the consent of the Holders to approve a particular form of any proposed amendment or waiver, but rather that it shall be sufficient if such consent approves the substance thereof;

WHEREAS, Section 9.04 of the Indenture provides that a supplemental indenture becomes effective in accordance with its terms and thereafter binds every Holder;

WHEREAS the Board of Directors of the Issuers have authorized the Issuers to enter into a supplemental indenture for the purpose of modifying the Indenture to effect the substance of the Amendment; and

WHEREAS the Issuers represent that all acts and things necessary have happened, been done, and been performed, to make this Second Supplemental Indenture a valid and binding instrument, in accordance with its terms.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

(1) Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

(2) Amendments. Section 1.01 of the Indenture is amended as follows:

(a) The definition of “Investors” in Section 1.01 of the Indenture is hereby deleted in its entirety and replaced with the following:

“Investors” means (i) Madison Dearborn Partners, LLC and its Affiliates (but excluding, however, any of their portfolio companies), (ii) funds affiliated with Advent International Corporation and their Affiliates (but excluding, however, any of their portfolio companies) (the “ Advent Investors”) and (iii) GS Capital VI Fund, LP and its Affiliates (but excluding, however, any of their portfolio companies) (the “GS Investors” and, together with the Advent Investors, the “New Sponsors”); provided, that, only for the purposes of determining whether a Change of Control has occurred at any time following the date on which the New Sponsors, collectively, acquire control of 50% or more of the total voting power of the Voting Stock of Trans Union LLC or any of its direct or indirect parent companies holding directly or indirectly 100% of the total voting power of the Voting Stock of Trans Union LLC, Madison Dearborn Partners, LLC and its Affiliates shall be excluded from this definition of “Investors.”

(3) Effective Date. This Second Supplemental Indenture shall become effective on the date hereof.

(4) Reversal. If the Merger Condition, as described in the Consent Solicitation Statement, is not fulfilled at or prior to 5:30 p.m. (New York City time) on the Merger Outside Date, as described in the Consent Solicitation Statement, the definitions of “Investors” and “Permitted Holders” in the Indenture shall revert to the form in effect prior to the execution of the First Supplemental Indenture and this Second Supplemental Indenture and the amendment contemplated by Section 2 hereof shall be of no further effect. The Issuers shall promptly notify the Trustee in writing if the Merger Condition is not fulfilled at or prior to 5:30 p.m. (New York City time) on the Merger Outside Date.

(5) Governing Law. This Second Supplemental Indenture will be governed by and construed in accordance with the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that application of laws of another jurisdiction would be required thereby.

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(6) Counterparts. The parties may sign any number of copies of this Second Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

(7) Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

(8) The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Second Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Issuers and the Note Guarantors. For the avoidance of doubt, the Issuers acknowledge that the Trustee’s execution of this Second Supplemental Indenture and the performance of the Trustee’s obligations hereunder shall be subject to Section 7.07 of the Indenture.

(9) Ratification of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Second Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

(10) Severability. In case any provision in this Second Supplemental Indenture, the Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

(11) Successors. All agreements of the Issuers in this Second Supplemental Indenture shall bind its successors. All agreements of the Trustee in this Second Supplemental Indenture shall bind its successors. All agreements of each Note Guarantor in this Second Supplemental Indenture shall bind its successors.

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IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed, all as of the date first above written.

SIGNATURES

Dated as of March 20, 2012

TRANS UNION LLC

By:	/s/ Samuel A. Hamood
	Name:	Samuel A. Hamood
	Title:	Executive Vice President and Chief Financial Officer

TRANSUNION FINANCING CORPORATION

By:	/s/ Samuel A. Hamood
	Name:	Samuel A. Hamood
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

[Signature Page – Second Supplemental Indenture]

DIVERSIFIED DATA DEVELOPMENT

        CORPORATION

TRANSUNION HEALTHCARE, LLC

TRANSUNION CORP.

TRANSUNION INTERACTIVE, INC.

TRANSUNION RENTAL SCREENING         SOLUTIONS, INC.

TRANSUNION TELEDATA LLC

VISIONARY SYSTEMS, INC.

By:	/s/ Samuel A. Hamood
	Name:	Samuel A. Hamood
	Title:	Executive Vice President and Chief Financial Officer of Diversified Data Development Corporation, TransUnion Healthcare LLC, TransUnion Corp., TransUnion Interactive, Inc., TransUnion Rental Screening Solutions, Inc., TransUnion Teledata LLC and Vice President and Chief Financial Officer of Visionary Systems, Inc.

[Signature Page – Second Supplemental Indenture]

WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity, but solely as Trustee

By:	/s/ Lynn M Steiner
Name: Lynn M. Steiner
Title: Vice President

[Signature Page – Second Supplemental Indenture]